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                             EXHIBIT 21


                   SUBSIDIARIES OF THE REGISTRANT
                     WOLVERINE WORLD WIDE, INC.


                                           STATE OR COUNTRY OF
               NAME                   INCORPORATION OR ORGANIZATION

Aquadilla Shoe Corporation                        Michigan
BSI Shoes, Inc.                                   Michigan
Brooks France, S.A.                                France
Dominican Wolverine Shoe Company Limited      Cayman Islands
Frolic de Mexico S.A. de C.V.                     Mexico
Spartan Shoe Company Limited                  Cayman Islands
Hush Puppies Retail, Inc.                         Michigan
   d/b/a Little Red Shoe House
      Hush Puppies Factory Direct
Wolverine Design Center, Inc.                     Michigan
Hy-Test, Inc.                                     Michigan
Wolverine Procurement, Inc.                       Michigan
Wolverine Sourcing, Inc.                          Michigan
Hush Puppies Canada Footwear, Ltd.                Canada
Hush Puppies (UK) Ltd.                            England
Wolverine Outdoors, Inc.                          Michigan
Wolverine Russia, Inc.                            Michigan
Merrell Europe Ltd.                               England
Wolverine de Costa Rica, S.A.                     Costa Rica
Canada North Footwear Group, Inc.                 Canada


All of the subsidiaries of the Registrant are wholly owned.